Exhibit 99

SILICON LABS ANNOUNCES RECORD REVENUE FOR FOURTH QUARTER AND FULL YEAR 2016

— Exceeds Q4 Guidance on Revenue, Gross Margin and EPS —

AUSTIN, Texas – Feb. 1, 2017 – Silicon Labs (NASDAQ: SLAB), a leading provider of silicon, software and solutions for a smarter, more connected world, today reported financial results for its fourth quarter ended December 31, 2016. Revenue in the fourth quarter established a new, all-time record, exceeding the high end of guidance at $183 million, up from $178 million in the third quarter. Fourth quarter GAAP and non-GAAP earnings per share (EPS) exceeded the high end of guidance at $0.47 and $0.75, respectively.

Fourth Quarter Financial Highlights

•                  Internet of Things (IoT) revenue established a new record, increasing to $85 million, up 5% sequentially.

•                  Infrastructure revenue declined to $37 million, down 3% sequentially.

•                  Broadcast delivered revenue of $41 million, flat sequentially.

•                  Access revenue increased to $20 million, up 11% sequentially.

On a GAAP basis:

•                  GAAP gross margin was 60.0%.

•                  GAAP R&D expenses were $51 million.

•                  GAAP SG&A expenses were $39 million.

•                  GAAP operating income as a percentage of revenue was 11.0%.

•                  GAAP diluted earnings per share were $0.47.

On a non-GAAP basis (results exclude the impact of stock compensation, amortization of acquired intangible assets and certain other items as set forth in the reconciliation tables below):

•                  Non-GAAP gross margin was 60.1%.

•                  Non-GAAP R&D expenses were $41 million.

•                  Non-GAAP SG&A expenses were $32 million.

•                  Non-GAAP operating income as a percentage of revenue was 20.0%.

•                  Non-GAAP diluted earnings per share were $0.75.

Product Highlights

•                  Launched a new Bluetooth® low energy system-in-package (SiP) module offering the industry’s smallest footprint to help miniaturize IoT designs.

•                  Introduced a Bluetooth software solution enabling developers to efficiently create Apple® HomeKit™-enabled accessories and speed time to market.

•                  Released a mesh networking stack conforming to the Thread 1.1 technical specification, speeding time to market for companies seeking to develop and certify Thread-enabled products for the connected home market.

•                  Introduced the Thunderboard Sense development kit, making it easy for developers of all skill levels to create cloud-connected wireless sensing products for the IoT.

•                  Launched pre-certified occupancy sensor and smart outlet reference designs providing home automation solutions that help make homes safer, more convenient and energy efficient.

•                  Announced ultra-low-power EFM8™ Sleepy Bee microcontrollers for the automotive market, providing on-chip capacitive sensor technology to enable easy replacement of physical buttons with touch control.

•                  Released new audio post-processing software for Silicon Labs’ Global Eagle automotive radio platform, providing exceptional design flexibility while enabling a state-of-the-art listening experience for consumers.

Business Highlights

•                  For the second year in a row, won the Global Semiconductor Alliance’s “Most Respected Public Semiconductor Company” award.

•                  Last week, announced the acquisition of Zentri, an innovator in low-power, cloud-connected Wi-Fi modules for IoT end nodes, enabling customers to securely connect and manage their products across a wide range of industrial, commercial and consumer applications.

Business Outlook

The company expects revenue in the first quarter to be in the range of $174 million to $179 million. First quarter diluted earnings per share are expected to be between $0.21 and $0.27 on a GAAP basis, and between $0.57 and $0.63 on a non-GAAP basis.

“We are very pleased to report outstanding fourth quarter and full-year 2016 financial performance, including 14 percent year-on-year revenue growth in Q4 and eight percent for the year,” said Tyson Tuttle, CEO of Silicon Labs. “We are executing on our strategy focused on the IoT and Infrastructure markets, and are seeing our efforts translate into strong financial results, achieving target model for annual growth, gross margin and operating margin in the second half.”

Webcast and Conference Call

A conference call discussing the quarterly results will follow this press release at 7:30 a.m. Central time. An audio webcast will be available on Silicon Labs’ website (www.silabs.com) under Investor Relations. A replay will be available after the call at the same website listed above or by calling 1 (855) 859-2056 or (404) 537-3406 (international) and entering conference ID 8458646. The replay will be available through March 1, 2017.

About Silicon Labs

Silicon Labs (NASDAQ: SLAB) is a leading provider of silicon, software and solutions for the Internet of Things, Infrastructure, industrial automation, consumer and automotive markets. We solve the electronics industry’s toughest problems, providing customers with significant advantages in performance, energy savings, connectivity and design simplicity. Backed by our world-class engineering teams with strong software and mixed-signal design expertise, Silicon Labs empowers developers with the tools and technologies they need to advance quickly and easily from initial idea to final product. www.silabs.com

Forward-Looking Statements

This press release contains forward-looking statements based on Silicon Labs’ current expectations. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “project,” “will” and similar phrases as they relate to Silicon Labs are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Labs and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Silicon Labs may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; difficulties developing new products that achieve market acceptance; dependence on a limited number of products and customers; intellectual property litigation risks; risks associated with acquisitions and divestitures; product liability risks; difficulties managing our distributors, manufacturers and subcontractors; inventory-related risks; difficulties managing international activities; risks that Silicon Labs may not be able to manage strains associated with its growth; credit risks associated with our accounts receivable; dependence on key personnel; stock price volatility; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Labs’ business and results of operations to risks of natural disasters, epidemics, war and political unrest; debt-related risks; capital-raising risks; the competitive and cyclical nature of the semiconductor industry; average selling prices of products may decrease significantly and rapidly; information technology risks; cyber-attacks against our products and our networks; conflict mineral risks and other factors that are detailed in the SEC filings of Silicon Laboratories Inc. Silicon Labs disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. References in this press release to Silicon Labs shall mean Silicon Laboratories Inc.

Note to editors: Silicon Laboratories, Silicon Labs, the “S” symbol, the Silicon Labs logo, and EFM8 are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACT: Jalene Hoover, +1 (512) 428-1610, Jalene.Hoover@silabs.com

Silicon Laboratories Inc.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2016	January 2, 2016	December 31, 2016	January 2, 2016
Revenues	$182,610	$160,071	$697,626	$644,826
Cost of revenues	73,134	66,533	276,122	264,056
Gross margin	109,476	93,538	421,504	380,770
Operating expenses:
Research and development	50,626	47,245	199,744	188,050
Selling, general and administrative	38,767	41,497	155,483	160,486
Operating expenses	89,393	88,742	355,227	348,536
Operating income	20,083	4,796	66,277	32,234
Other income (expense):
Interest income	411	186	1,291	730
Interest expense	(648)	(668)	(2,587)	(2,828)
Other, net	(54)	(91)	(485)	127
Income before income taxes	19,792	4,223	64,496	30,263
Provision (benefit) for income taxes	(317)	(1,435)	3,002	677

Net income	$20,109	$5,658	$61,494	$29,586

Earnings per share:
Basic	$0.48	$0.14	$1.47	$0.70
Diluted	$0.47	$0.13	$1.45	$0.69

Weighted-average common shares outstanding:
Basic	41,850	41,670	41,713	42,309
Diluted	42,728	42,374	42,376	42,945

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

	Three Months Ended December 31, 2016
Non-GAAP Income Statement Items	GAAP Measure	GAAP Percent of Revenue	Stock Compensation Expense	Intangible Asset Amortization	Acquisition Related Items	Termination Costs	Non- GAAP Measure	Non-GAAP Percent of Revenue
Revenues	$182,610

Gross margin	109,476	60.0%	$264	$—	$—	$—	$109,740	60.1%

Research and development	50,626	27.7%	4,879	4,601	(232)	—	41,378	22.7%

Selling, general and administrative	38,767	21.3%	4,429	1,522	282	742	31,792	17.4%

Operating income	20,083	11.0%	9,572	6,123	50	742	36,570	20.0%

	Three Months Ended December 31, 2016
Non-GAAP Earnings Per Share	GAAP Measure	Stock Compensation Expense*	Intangible Asset Amortization*	Acquisition Related Items*	Termination Costs*	Income Tax Adjustments	Non- GAAP Measure
Net income	$20,109	$9,572	$6,123	$50	$742	$(4,585)	$32,011

Diluted shares outstanding	42,728						42,728

Diluted earnings per share	$0.47						$0.75

* Represents pre-tax amounts

Unaudited Forward-Looking Statements Regarding Business Outlook

	Three Months Ending April 1, 2017
Business Outlook	High	Low

Estimated GAAP diluted earnings per share	$0.27	$0.21

Estimated non-GAAP charges	0.36	0.36

Estimated non-GAAP diluted earnings per share	$0.63	$0.57

Silicon Laboratories Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	December 31, 2016	January 2, 2016
Assets
Current assets:
Cash and cash equivalents	$141,106	$114,085
Short-term investments	153,961	128,901
Accounts receivable, net	74,401	73,601
Inventories	59,578	53,895
Prepaid expenses and other current assets	61,805	52,658
Total current assets	490,851	423,140
Long-term investments	5,196	7,126
Property and equipment, net	129,559	131,132
Goodwill	276,130	272,722
Other intangible assets, net	103,565	121,354
Other assets, net	76,543	55,989
Total assets	$1,081,844	$1,011,463

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$39,577	$42,127
Current portion of long-term debt	—	10,000
Accrued expenses	50,100	52,131
Deferred income on shipments to distributors	45,568	35,448
Income taxes	4,450	2,615
Total current liabilities	139,695	142,321
Long-term debt	72,500	67,500
Other non-current liabilities	42,691	40,528
Total liabilities	254,886	250,349
Commitments and contingencies
Stockholders’ equity:
Preferred stock — $0.0001 par value; 10,000 shares authorized; no shares issued and outstanding	—	—
Common stock — $0.0001 par value; 250,000 shares authorized; 41,889 and 41,727 shares issued and outstanding at December 31, 2016 and January 2, 2016, respectively	4	4
Additional paid-in capital	24,463	13,868
Retained earnings	801,999	747,749
Accumulated other comprehensive income (loss)	492	(507)
Total stockholders’ equity	826,958	761,114
Total liabilities and stockholders’ equity	$1,081,844	$1,011,463

Silicon Laboratories Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Year Ended
	December 31, 2016	January 2, 2016
Operating Activities
Net income	$61,494	$29,586
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation of property and equipment	13,216	12,517
Amortization of other intangible assets and other assets	27,715	29,131
Stock-based compensation expense	39,628	42,791
Income tax benefit (shortfall) from stock-based awards	(1,099)	469
Excess income tax benefit from stock-based awards	(572)	(2,497)
Deferred income taxes	(4,087)	(2,136)
Changes in operating assets and liabilities:
Accounts receivable	46	1,702
Inventories	(6,093)	2,093
Prepaid expenses and other assets	(3,568)	(870)
Accounts payable	263	6,662
Accrued expenses	5,919	1,682
Deferred income on shipments to distributors	9,713	(5,298)
Income taxes	(3,040)	776
Other non-current liabilities	(10,625)	(11,161)
Net cash provided by operating activities	128,910	105,447

Investing Activities
Purchases of available-for-sale investments	(185,231)	(107,366)
Sales and maturities of available-for-sale investments	161,921	171,831
Purchases of property and equipment	(10,927)	(11,268)
Purchases of other assets	(8,801)	(6,399)
Acquisitions of businesses, net of cash acquired	(6,546)	(96,112)
Net cash used in investing activities	(49,584)	(49,314)

Financing Activities
Proceeds from issuance of long-term debt, net	—	81,238
Payments on debt	(5,000)	(94,706)
Repurchases of common stock	(40,543)	(71,448)
Payment of taxes withheld for vested stock awards	(11,133)	(13,869)
Proceeds from the issuance of common stock	13,299	16,998
Excess income tax benefit from stock-based awards	572	2,497
Payment of acquisition-related contingent consideration	(9,500)	(4,464)
Net cash used in financing activities	(52,305)	(83,754)

Increase (decrease) in cash and cash equivalents	27,021	(27,621)
Cash and cash equivalents at beginning of period	114,085	141,706
Cash and cash equivalents at end of period	$141,106	$114,085